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                                                                    Exhibit 23.1



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8), pertaining to the 1998 Long Term Incentive Equity Plan of The MIIX Group, Incorporated, of our report dated March 24, 1999, with respect to the consolidated financial statements and schedule of Medical Inter-Insurance Exchange and subsidiaries included in its Annual Report, as amended
(Form 10-K/A-1 filed on July 26, 1999) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.




                                                /s/ Ernst & Young LLP

New York, New York
August 10, 1999